                                                                   EXHIBIT 1.3.5

                           ARTICLES OF INCORPORATION

                                       OF

                   EQUITABLE OF IOWA SECURITIES NETWORK, INC.

TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:

     Pursuant to Section 202 of the Iowa Business Corporation Act, Chapter 490 of the Code of Iowa, the undersigned, acting as incorporator, adopts the following Articles of Incorporation:


                                   ARTICLE I

     The name of the corporation is Equitable of Iowa Securities Network, Inc.


                                   ARTICLE II

     The corporation shall have perpetual duration.


                                  ARTICLE III

     The purpose for which this corporation is organized is the transaction of any and all lawful business for which corporations may be organized under the Iowa Business Corporation Act, together with unlimited power to engage in and do any lawful act concerning the business or businesses of providing investment management and advisory services to investment companies, insurance companies, other financial institutions, or to the public generally; buying and selling securities for its own account; effecting transactions in securities, including mutual funds and variable annuities of and for the account of others, acting as a marketing agency for insurance and annuity products; and conducting any and all other lawful businesses in which a subsidiary investment company of a life insurance company may engage, but such corporation shall have no authority to insure lives or grant annuities or hold itself out to be a life insurance company.


                                   ARTICLE IV

     The aggregate number of shares of stock which the corporation is authorized to issue is fifty thousand (50,000) shares of common stock, of no par value.
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                                   ARTICLE V

     The street address of the initial registered office of the corporation is 604 Locust Street, Des Moines, Iowa 50309, located in the County of Polk and the name of its initial registered agent at such address is John A. Merriman.

                                   ARTICLE VI

     The name and address of the incorporator is:

                                John A. Merriman
                               604 Locust Street
                             Des Moines, Iowa 50309


                                  ARTICLE VII

     A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for a breach. of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a transaction from which the director derives an improper personal benefit, or (iv) under section 490.833 of the Iowa Business Corporation Act. If the Iowa Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the extent of such amendment, automatically and without any further action, to the maximum extent permitted by law. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability, or any other right or protection, of a director of the corporation with respect to any state of facts existing at or prior to the time of such repeal or modification.

     Dated this 3rd day of March, 1994.

                              /s/ JOHN A. MERRIMAN
                              --------------------
                              John A. Merriman, Incorporator

                              STATE OF IOWA
                              SECRETARY OF STATE
                              FILED ON 03/03/94 AT 11:16 AM
                              FILE # 000173691W00028717
                              WO: 94008466-WS: 94008468

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                             ARTICLES OF AMENDMENT
                                       OF
                      EQUITABLE OF IOWA SECURITIES NETWORK

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

     Pursuant to Section 1006 of the Iowa Business Corporation Act, the undersigned corporation adopts the following amendment to the corporation's Articles of Incorporation.

1.   The name of the corporation is Equitable of Iowa Securities Network, Inc.

2. The text of the amendment to the Articles of Incorporation affected hereby is as follows:

     Article I of the Articles of Incorporation is hereby amended by deleting it in its entirety and substituting the following in lieu thereof


                                   ARTICLE I

                                      Name
                                      ----

          The name of the corporation is ING Funds Distributor, Inc.

3.   The date of adoption of this amendment was October 20, 1998.

4. The amendment was approved by the shareholders. The designation, number of outstanding shares, number of votes entitled to be case by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group undisputedly represented at the meeting is as follows:

                                           Votes             Votes
      Designation         Shares          Entitled        Represented
      of Group          Outstanding      to be Cast       at Meeting
      -----------       -----------      ----------       -----------
      Common Stock         1,000            1,000            1,000

5.  The total number of votes cast for and against the amendment was as follows:

                          Votes               Votes
                           For               Against
                          -----              -------
                          1,000                 0
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6.    The number of votes cast for the amendment was sufficient for approval.

                                    EQUITABLE OF IOWA SECURITIES
                                    NETWORK, INC.


Dated: October 20, 1998             By: /s/ EDWARD J. BERKSON
                                       ----------------------------
                                       Edward J. Berkson, President


                                    FILED
                                    IOWA
                                    SECRETARY OF STATE
                                    10/22/98
                                    3:20 pm
                                    W 196792